January 26, 2001                             Point of Contact: CharlesJ.Viater
                                                               President/CEO

                 MFB CORP. REVISES QUARTERLY EARNINGS

Mishawaka, Indiana - MFB Corp. (NASDAQ/MFBC), (the "Corporation"), parent company of MFB Financial (the "Bank"), based in Mishawaka, Indiana, announced today that it is amending its earlier announcement of financial results for the quarter ended December 31, 2000. The amended results report a net loss of $(135,000), or $(.10) diluted earnings per share for the three months ended December 31, 2000 compared to $689,000 or $.48 diluted earnings per share for the three months ended December 31, 1999. Net income as previously released on January 17, 2001 was $972,000 or $.70 diluted earnings per share.

The previously announced results did not take into account recently discovered information concerning a $2.5 million loan as of December 31, 2000, to one of its commercial borrowers. On January 22, 2001 this commercial customer filed an emergency petition for protection under chapter 11 of the United States Bankruptcy Code. Because of this bankruptcy filing and uncertainty as to the status of the underlying collateral for the loan, the Bank is unable to determine at this time how much of the loan it will ultimately recover from the commercial customer. Therefore, the Bank has recorded an additional $1.8 million provision to loan loss reserves in the quarter ended December 31, 2000 which has an approximate after tax effect to net income of $(1.1) million, or $(.80) diluted earnings per share. The Bank is aggressively pursuing steps to recover the loan proceeds from the customer, but there is no assurance at this time that the Bank will be successful in its recovery efforts.

Cash dividends, which were announced on January 17, 2001 in the amount of $.10 per share will be paid on February 13, 2001 to shareholders of record on January 31, 2001. Shareholders' equity at December 31, 2000 was $32.4 million compared to $32.5 million at September 30, 2000. The end of period equity to assets ratio was 8.08% compared to 8.21% at the earlier date. "The Bank continues to have net worth far in excess of regulatory requirements and anticipates continuing to reward shareholders with dividends and stock repurchase programs" according to Charles Viater, President and CEO. This will be the 19th consecutive quarter of dividends paid to shareholders.

This press release may contain forward-looking statements, which are based on management's current expectations regarding economic, legislative and regulatory issues. Factors which may cause future results to vary materially include, but are not limited to, general economic conditions, changes in interest rates, loan demand, and competition. Additional factors include changes in accounting principles, policies or guidelines; changes in legislation or regulation; and other economic, competitive, regulatory and technological factors affecting each company's operations, pricing, products and services. Although management believes it uses the best information available to determine valuation allowances, unforeseen market conditions or other unforeseen events could result in adjustments and net earnings could be significantly affected if circumstances differ substantially from the assumptions used in making such determination. The determination by the Bank as to the classification of its assets and the amount of its valuation allowances is also subject to review by the Office of Thrift Supervision.

The Bank is a wholly owned subsidiary of MFB Corp. providing retail and small business financial services to the Michiana area through its main office in Mishawaka and six banking centers located in St. Joseph and Elkhart counties.

                           MFB CORP. AND SUBSIDIARY
                   CONSOLIDATED BALANCE SHEETS (UNAUDITED)
                  December 31, 2000 and September 30, 2000
                              (in thousands)

                                                 December 31,    September 30,
                                                     2000             2000

ASSETS
Cash and due from financial institutions        $    12,260        $    9,693
Interest-bearing deposits in other financial
  institutions - short term                          10,154             4,851
Total cash and cash equivalents                      22,414            14,544
Securities available-for-sale                        45,927            41,623
Federal Home Loan Bank (FHLB) stock, at cost          6,308             6,308
Loans held for sale, net unrealized losses
  of $0 at 12/31/00 and $131,618 at 9/30/00             872             6,494
Loans receivable, net of allowance for loan
  losses of $3,531,000 at 12/31/00 and
  $1,672,000 at 9/30/00                             313,969           315,506
Accrued interest receivable                           2,279             1,894
Premises and equipment, net                           4,743             4,688
Mortgage servicing rights, net                          693               611
Investment in limited partnership                     2,922             2,948
Other assets                                          1,316             1,387

    TOTAL ASSETS                                   $401,443          $396,003


LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities
  Deposits
    Noninterest-bearing demand deposits         $    12,114       $    11,802
    Savings, NOW and MMDA deposits                   64,488            56,569
    Other time deposits                             172,127           171,023
      Total deposits                                248,729           239,394
  Securities sold under agreements to
    repurchase                                        8,465             9,143
  Federal Home Loan Bank advances                   109,802           112,152
  Advances from borrowers for taxes and insurance       971             2,116
  Accrued expenses and other liabilities              1,054               684
    Total Liabilities                               369,021           363,489

Shareholders' Equity
  Common Stock, 5,000,000 shares authorized;
    shares issued:1,689,417-12/31/00 and 9/30/00
    shares outstanding:1,346,489-12/31/00,
      1,358,449-9/30/00                              13,130            13,136
  Retained earnings-substantially restricted         27,448            27,711
  Accumulated other comprehensive income (loss),
    net of tax                                         (535)             (916)
  Treasury Stock, 342,928 common shares-12/31/00
    330,968 common shares-9/30/00                    (7,621)           (7,417)
    Total shareholders' equity                       32,422            32,514

     TOTAL LIABILITIES AND SHAREHOLDERS' EQUITIES  $401,443          $396,003




                             MFB CORP. AND SUBSIDIARY
                 CONSOLIDATED STATEMENT OF INCOME (UNAUDITED)
                THREE MONTHS ENDED DECEMBER 31, 2000 AND 1999
                                  (in thousands)

                                              Three Months Ended December 31,
                                                  2000                1999

Total interest income                            $7,744               $6,520

Total interest expense                            4,637                3,685

   Net interest income                            3,107                2,835

Provision for loan losses                         1,957                   75

Net interest income after provision
  for loan losses                                 1,150                2,760

Total noninterest income                            661                  358

Total noninterest expense                         2,049                2,010

Income before income taxes                         (238)               1,108

Income tax expense                                 (103)                 419

   NET INCOME                                     $(135)                $689



Basic earnings per common share                $   (.10)             $   .49

Diluted earnings per common share                  (.10)                 .48

